UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): October 22, 2010
SIMON WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21878	04-3081657

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

5200 WEST CENTURY BOULEVARD, LOS ANGELES, CA	90045

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: (310) 417-4660
No change since last report
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
Under that certain Exchange and Recapitalization Agreement, dated as of June 11, 2008 (the “Recapitalization Agreement”), by and between Simon Worldwide, Inc. (“Simon”) and Overseas Toys, L.P. (“Overseas Toys”), if Simon does not consummate a Business Combination (as defined in the Recapitalization Agreement) by the later of (i) December 31, 2010, or (ii) December 31, 2011, in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed prior to December 31, 2010 (such later date, the “Termination Date”), Simon’s officers must take all action necessary to dissolve and liquidate Simon as soon as reasonably practicable; provided, that Simon need not be dissolved and liquidated if Overseas Toys shall have made a Qualified Offer (as defined in the Recapitalization Agreement) between 120 and 60 days prior to such Termination Date and shall have consummated such Qualified Offer. One of the preconditions for a Qualified Offer is that the Board of Directors of Simon and a majority of the Independent Directors (as defined in the Recapitalization Agreement) agree with Overseas Toys on the Liquidation Value (as defined in the Recapitalization Agreement) of Simon.
On October 13, 2010, the Board of Directors of Simon received a letter from Overseas Toys announcing its intent to commence a tender offer for the outstanding shares of common stock of Simon, par value $0.01 per share (“Common Stock”), not owned by Overseas Toys at $0.25 per share of Common Stock, and that Overseas Toys intended such offer to constitute a “Qualified Offer” as contemplated by the Recapitalization Agreement. In that letter, Overseas Toys requested that the Board of Directors of Simon and a majority of the Independent Directors (as defined in the Recapitalization Agreement) confirm the $0.23 per share Liquidation Value (as defined in the Recapitalization Agreement) stated by Overseas Toys in its letter. The Board of Directors of Simon communicated to Overseas Toys that it was not able to confirm the $0.23 per share Liquidation Value.
On October 22, 2010, the Board of Directors of Simon received a second letter from Overseas Toys, superseding the earlier letter from Overseas Toys dated October 13, 2010, announcing the intent of Overseas Toys to commence a tender offer for the outstanding shares of Common Stock not owned by Overseas Toys at $0.27 per share of Common Stock, and that Overseas Toys intended such offer to constitute a “Qualified Offer” at a $0.27 per share Liquidation Value. The letter also requested that the Board of Directors of Simon and a majority of the Independent Directors confirm the $0.27 per share Liquidation Value stated by Overseas Toys in its letter.
On October 22, 2010, the Board of Directors and a majority of the Independent Directors of Simon approved the $0.27 per share Liquidation Value solely for purposes of determining the Liquidation Value. Neither the Board of Directors nor the Independent Directors has approved or disapproved or made any recommendation (either for or against) to Simon’s stockholders with respect to accepting the proposed Qualified Offer described in the letter dated October 22, 2010 from Overseas Toys.
Important Information About the Potential Tender Offer
The potential tender offer described by Overseas Toys, L.P. in the letter dated October 22, 2010 from Overseas Toys, L.P. to Simon Worldwide, Inc. has not commenced. If a tender offer is commenced, Simon will file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. Simon stockholders are advised to read the Solicitation/Recommendation Statement on Schedule 14D-9 if and when it becomes available because it will contain important information. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 as well as any other documents filed by Simon in connection with the tender offer by Overseas Toys, L.P. free of charge at the SEC’s website at http://www.sec.gov.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMON WORLDWIDE, INC.
By:	/s/ Terrence J. Wallock
Terrence J. Wallock
Secretary and Acting General Counsel

Dated: October 25, 2010

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